As filed with the Securities and Exchange Commission on March 5, 2021
Registration Nos. 333-248881, 333-250080

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT FILE NO. 333-248881
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT FILE NO. 333-250080
UNDER
THE SECURITIES ACT OF 1933

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware		27-0334803
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)

Unity Software Inc. 2009 Stock Plan
Unity Software Inc. 2019 Stock Plan
(Full title of the plan)

John Riccitiello
President and Chief Executive Officer
Unity Software Inc.
30 3rd Street
San Francisco, California 94103‑3104
(415) 539‑3162
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachel Proffitt Jon Avina Jonie Kondracki Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000		Ruth Ann Keene Nora Go Unity Software Inc. 30 3rd Street San Francisco, CA, 94103 (415) 539-3162

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (the “Registration Statements”) of Unity Software Inc. (the “Registrant”) and is being filed to remove from registration all securities of the registrant that had been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:
File No. 333-248881 as filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2020, pertaining to the registration of an aggregate of 3,087,213 shares of Common Stock issuable under the Unity Software Inc. 2019 Stock Plan (the “2019 Plan”) or the Unity Software Inc. 2009 Stock Plan (the “2009 Plan,” together with the 2019 Plan, the “Plans”), in each case issued to certain current and former employees, consultants and a former member of the board of directors of the Registrant upon exercise of stock option awards); and
File No. 333-250080 as filed with the Commission on November 13, 2020, pertaining to the registration of 791,708 shares of Common Stock issuable under the applicable Plans, in each case issued to certain directors and executive officers and a principal stockholder of the Registrant upon exercise of stock option awards.
The Company has been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, for 90 days. Accordingly, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended, have been satisfied as of the date hereof and, subject to compliance with the other provisions of Rule 144, the registered stockholders may be able to sell their shares pursuant to Rule 144.
In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering covered by the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statements is being filed to remove from registration all securities registered but not sold under each Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 5, 2021.

UNITY SOFTWARE INC.

By:	/s/ John Riccitiello
John Riccitiello
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ John Riccitiello	President, Chief Executive Officer, and Executive Chairman of the Board of Directors	March 5, 2021
	John Riccitiello	(Principal Executive Officer)

	/s/ Kimberly Jabal	Senior Vice President and Chief Financial Officer	March 5, 2021
	Kimberly Jabal	(Principal Financial and Accounting Officer)

	*	Director	March 5, 2021
Roelof Botha

	*	Director	March 5, 2021
Mary Schmidt Campbell, Ph.D.

	*	Director	March 5, 2021
Egon Durban

	*	Director	March 5, 2021
David Helgason

	*	Director	March 5, 2021
Alyssa Henry

	*	Director	March 5, 2021
Barry Schuler

	*	Director	March 5, 2021
Robynne Sisco

	*	Director	March 5, 2021
Luis Felipe Visoso

By:	/s/ John Riccitiello
John Riccitiello
Attorney-in-fact